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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-44516, 33-46026, 33-62226, 33-88598, 333-
2751, 333-29981, 333-52547, 333-75065 and 333-34188) of Emisphere Technologies,
Inc., of our report dated September 14, 2000 relating to our audits of the financial statements of Emisphere Technologies, Inc. as of July 31, 2000 and 1999, and for each of the three years in the period ended July 31, 2000, which appears in this Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

New York, New York
October 25, 2000